UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 28, 2014

Date of Report (Date of earliest event reported)

MTR GAMING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20508	84-1103135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification. No.)

State Route 2 South, P.O. Box 356, Chester, West Virginia	26034
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, James V. Stanton resigned from the board of directors of MTR Gaming Group, Inc. (the “Company”) for personal reasons.  Mr. Stanton’s resignation was not the result of any disagreement with management relating to the Company’s operations, policies or practices.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In light of Mr. Stanton’s resignation, the pendency of the mergers with Eldorado HoldCo LLC, and only five members currently serving on the Company’s board of directors, on March 3, 2014, Section 2 of Article III of the Company’s bylaws was amended to reduce the number of directors from nine (9) to five (5).  A copy of the Company’s amended and restated bylaws, reflecting such amendment, are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

3.1                       Amended and Restated Bylaws of MTR Gaming Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTR GAMING GROUP, INC.

Dated: March 5, 2014

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of MTR Gaming Group, Inc.